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                                                                    EXHIBIT 22.1



                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                            Percentage Owned by Registrant                   State of Incorporation
----------                            ------------------------------                   ----------------------
Weirton Receivables, Inc.                          100%                                       Delaware
Weirton Venture Holdings Corp.                     100%                                       Delaware
Weirton Coatings, LLC                              100%                                       Delaware
W&A Manufacturing, LLC                              50%                                       Delaware
MetalSite, Inc.                                   21.82%                                      Delaware